Exhibit 10.1

FIRST AMENDMENT TO

MANAGEMENT CONTINUITY AGREEMENT

THIS FIRST AMENDMENT (this “Amendment”), dated as of the 13th day of October, 2011, is made to the Management Continuity Agreement dated the 21st day of December, 2007 (the “Agreement”), by and between Terrence G. Linnert (the “Executive”) and Goodrich Corporation, a New York corporation (the “Company”). All capitalized terms not defined in this Amendment shall have the meanings ascribed thereto under the terms of the Agreement, unless otherwise noted.

WHEREAS, the Executive and the Company desire to mutually amend the Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained in this Amendment, Executive and the Company agree as follows:

I.

Section 2 of the Agreement is hereby deleted and the following inserted in lieu thereof:

2. Period of Employment. Executive’s “Period of Employment” shall commence on the date on which a Change in Control occurs and shall end on the date that is 24 months after the date on which such Change in Control occurs.

II.

Section 3(c) of the Agreement is hereby deleted and the following inserted in lieu thereof:

(c) [Reserved]

III.

The first paragraph of Section 5 of the Agreement is hereby deleted and the following inserted in lieu thereof:

5. Compensation upon Termination of Employment. If, during the Period of Employment, the Company shall terminate Executive’s employment for any reason (other than for a reason as expressly provided in Section 6(a) hereof), or if Executive shall terminate Executive’s employment for “Good Reason” (as hereinafter defined in Section 6(b)) then the Company shall be obligated to compensate Executive as follows:

IV.

Section 6(a)(iv) is hereby amended by deleting “, retirement”.

V.

1. This Amendment shall be governed by and construed under the laws of the State of North Carolina, without giving effect to the principles of conflicts of laws of such State.

2. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

3. Except as amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above, to be effective immediately.

Goodrich Corporation

By:	/s/ Marshall O. Larsen

/s/ Terrence G. Linnert
Terrence G. Linnert

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